3


                                   EXHIBIT 4.8

             savings plan for employees of the fairchild corporation
                                 TRUST AGREEMENT


This Agreement is made as of this 1st day of February, 2000, by and between The Fairchild Corporation, a Delaware corporation having its principal office in Dulles, Virginia (the "Company") and Putnam Fiduciary Trust Company, a Massachusetts trust company having its principal office in Boston, Massachusetts (the "Trustee").

                                   WITNESSETH:

1. Establishment of Plan. The Savings Plan for Employees of the Fairchild Corporation (the "Plan") has been adopted by the Company and is intended to satisfy those provisions of the Internal Revenue Code of 1986, as the same may be amended from time to time (the "Code"), relating to qualified employer plans.

2.       Creation of Trust.  There is hereby  established  a trust which  shall
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         be known as the "Savings Plan for Employees of The Fairchild
         Corporation Trust" (the "Trust"). The provisions of this Agreement shall supersede and take precedence over any provision of the Plan or any prior trust agreement which deal with the Trustee's responsibilities and/or which may conflict in any way with the Trust. No amendment to the Plan which affects the responsibilities of the Trustee shall be made without its consent. Notwithstanding the foregoing, the Company shall provide the Trustee with any proposed amendment to the Plan affecting the responsibilities of the Trustee, within one hundred and eighty (180) days of its proposed effective date by delivery of the proposed amendment to the Trustee as set forth in the notice section of this Agreement. If the Trustee does not object in writing within one hundred and eighty (180) days of receiving the proposed amendment, it will be deemed to have consented to such amendment. All money and such property as shall be acceptable to the Trustee as shall from time to time be paid or delivered to the Trustee in its capacity as such, all investments made therewith and proceeds thereof and all earnings and profits thereon, less the payments which at the time of reference shall have been made by the Trustee, as authorized herein, are referred to herein as the Trust. The Trustee hereby accepts the Trust created hereunder and agrees to perform the provisions of this Agreement on its part to be performed. Subject to the conditions and limitations set forth herein, the Trustee shall be responsible for the property received by it as Trustee, but shall not be responsible for the administration of the Plan or for those assets of the Plan which have not been delivered to and accepted by the Trustee. The Trustee shall not have any authority or obligation to determine the adequacy of or to enforce the collection from the Company of any contribution to the Trust. Certain other agreements and obligations between the Company and the Trustee or its affiliates have been set forth in a service agreement between such parties (the "Service Agreement") effective as of February 1, 2000.

         The establishment of the Trust created by this Agreement shall not be considered as giving any Plan member or any other person any legal or equitable rights as against the Company or the Trustee or the property, whether corpus or income, of the Trust unless such right is specifically provided for in this Agreement, the Plan, or by law, nor shall it be considered as giving any Plan member or other employee the right to continue in the service of the Company.

3.       Purposes.  The Plan and the Trust have been established for the
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         exclusive benefit of the eligible employees and their beneficiaries.
         This Agreement shall be interpreted in a manner consistent with the intention of the Company that the Trust satisfy those provisions of the Code relating to qualified employees' trusts exempt from taxation under
         Section 501(a) of the Code. It is specifically intended that the Company shall have sole responsibility for maintaining the tax-qualified status of the Plan and Trust. No property of the Trust or contributions made by the Company pursuant to the terms of the Plan shall revert to the Company or be used for any purpose other than providing benefits to eligible employees or their beneficiaries and defraying the expenses of the Plan and the Trust, except that to the extent provided by the Plan:

         (a) Any amount contributed under the Plan by the Company by a mistake of fact as determined by the Company may be returned to the Company, upon its request, within one year after its payment to the Trust.

         (b) Any amount contributed under the Plan by the Company on the condition of its deductibility under Section 404 of the Code may be returned to the Company, upon its request, within one year after the Internal Revenue Service disallows the deduction in writing.

         (c) Earnings attributable to contributions returnable under paragraph (a) or (b) shall not be returned to the Company, and any losses attributable to those contributions shall reduce the amount returned.

4.       Management of Trust.  It shall be the duty of the Trustee:
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         (a)      to hold and, subject to the provisions of this Agreement, to invest and to reinvest the assets of the Trust, and

         (b) to make payments therefrom in accordance with the written directions of the Plan Administrator (the "Administrator") specified in the Plan or otherwise appointed by the Board of Directors of the Company pursuant to the Plan to administer the Plan. The Administrator shall be the "plan administrator" of the Plan as defined in Section 3(16)(A) of the Employee Retirement Income Security Act of 1974 ("ERISA"), and a "named fiduciary" within the meaning of Section 402(a) of ERISA. The Administrator may direct payments to be made from the Trust to any person, including any member of the Administrator, or to the Company, or to any paying agent designated by the Administrator, and in such amounts as the Administrator may direct. Each such direction of the Administrator shall be in writing and shall be deemed to include a certification that any payment directed thereby is one which the Administrator is authorized to direct, and the Trustee may conclusively rely on such certification without further investigation. Payments by the Trustee may be made by its check to the order of the payee and mailed to the payee at the address last furnished to the Trustee by the Administrator or by the payee, or if no such address has been furnished, to the payee in care of the Company. The Trustee shall make disbursements in the amounts and in the manner that the Administrator directs from time to time in writing. The Trustee shall have no responsibility to ascertain any direction's compliance with the terms of the Plan or of any applicable law or the direction's effect for tax purposes or otherwise; nor shall the Trustee have any responsibility to see to the application of any disbursement. The Trustee shall not be required to make any disbursement in excess of the net realizable value of the assets of the Trust at the time of the disbursement. The Trustee shall not be required to make any disbursement in cash unless the Administrator has provided a written direction as to the assets to be converted to cash for the purpose of making the disbursement.

5.       Investments.  Except as otherwise provided in Sections 6, 7 and 8
         -----------
         below, the Trustee shall invest and reinvest the assets of the Trust and keep the same invested, without distinction between principal and income, in stocks, bonds, stock options, option contracts of any type, contracts for the immediate or future delivery of financial instruments and other property, or other securities or certificates of participation or shares of any mutual investment company, trust or fund (including mutual funds which are sponsored, underwritten or managed by affiliates of the Trustee), or deposits in the Trustee which bear a reasonable rate of interest, or annuity or investment contracts issued by an insurance company, or other property of any kind, real or personal, tangible or intangible, as it may deem advisable, provided that the Trustee may hold assets of the Trust uninvested from time to time if and to the extent that it may deem such to be in the best interests of the Trust. Notwithstanding the foregoing, unless an Investment Manager is appointed in accordance with Section 8, or the Service Agreement otherwise specifically provides, all of the assets of the Trust shall be invested as the Administrator directs in investment products sponsored, underwritten or managed by affiliates of the Trustee, loans to Plan members or securities issued by the Company satisfying the conditions of Section 7.

6.       Investment Funds.  The Administrator from time to time may direct the
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         Trustee to establish one or more separate investment accounts within the Trust, each such separate account being hereinafter referred to as an "Investment Fund." The Trustee shall transfer to each such Investment Fund such portion of the assets of the Trust as the Administrator or Plan members direct in accordance with the specific provisions of the Plan and in the manner provided in the Service Agreement. The Trustee shall invest and reinvest the assets which have been allocated to an Investment Fund in accordance with the investment guidelines, objectives and restrictions which have been established by the Administrator for that Investment Fund and, in the case of an Investment Fund for which an Investment Manager has been appointed or an Investment Fund to be directed by the Administrator, the specific investment directions of such Investment Manager or the Administrator, as the case may be. If, and to the extent, specifically authorized by the Plan, and provided in the Service Agreement, the Administrator may direct the Trustee to establish an Investment Fund all, or substantially all, of the assets of which shall be invested in shares of stock of the Company, subject to the terms and conditions of
         Section 7.

         The Trustee shall be under no duty to question or review the investment guidelines, objectives and restrictions established, or the specific investment directions given, by the Administrator or the Plan members for any Investment Fund or to make suggestions to the Administrator in connection therewith. The Trustee shall not be liable for any loss which arises from the Administrator's or Plan members' exercise or non-exercise of rights under this Section 6, or from any direction of the Administrator or Plan members, unless it is clear on the face of the direction that the actions to be taken under the direction are prohibited by the fiduciary duty rules of Section 404(a) of ERISA or are not permitted by the Plan. The Trustee shall incur no liability on account of investing the assets of the Trust in accordance with proper investment elections or directions of the Administrator or Plan members so delivered to the Trustee.

         All interest, dividends and other income received with respect to, and any proceeds received from the sale or other disposition of, securities or other property held in an Investment Fund shall be credited to and reinvested in such Investment Fund, and all expenses of the Trust which are properly allocable to a particular Investment Fund shall be so allocated and charged. The Administrator may at any time direct the Trustee to eliminate any Investment Fund or Funds, and the Trustee shall thereupon dispose of the assets of such Investment Fund and reinvest the proceeds thereof in accordance with the directions of the Administrator.

         Pending investment in the Investment Funds in accordance with the directions of the Administrator or the Plan members, the Trustee shall invest assets of the Trust as provided in the Service Agreement, or if there is no such provision, the Trustee may invest assets of the Trust, in whole or in part, at any time or from time to time, in interest-bearing accounts or certificates of deposit (including deposits in the Trustee which bear a reasonable interest rate), Treasury Bills, commercial paper, money market funds (including any such fund sponsored, underwritten or managed by one of its affiliates), short-term investment funds or other short-term obligations in its discretion, and the investment return thereon shall be allocated among the Plan members whose assets have been so invested and added to their respective investments in the Investment Funds.

7        Trust Investments in Company Stock. Trust investments pursuant to this
         Section 7 shall be made only in securities constituting "qualifying employer securities" within the meaning of Section 407(d)(5) of ERISA. Trust investments in such securities of the Company ("Company Stock") shall be subject to the following terms and conditions:

         (a)      Acquisition Limit.  Pursuant to the Plan, the Trust may be
                  -----------------
                  invested in Company Stock to the extent necessary to comply with investment directions under Section 6 of this Agreement.

         (b)      Fiduciary Duties of Named Fiduciaries.  The Administrator as
                  -------------------------------------
                  named fiduciary shall continually monitor the suitability of acquiring and holding Company Stock under the fiduciary duty rules of Section 404(a)(1) of ERISA (as modified by Section 404(a)(2) of ERISA). The Trustee shall not be liable for any loss, or by reason of any breach, which arises from a direction of the Administrator with respect to the acquisition and holding of Company Stock, unless it is clear on the face of the direction that the actions to be taken under the direction would be prohibited under ERISA. The Company hereby appoints as named fiduciaries, solely with respect to the voting of Company Stock held in the Trust in accordance with
                  Section 7(e) and the tender or retention of such Company Stock in response to a tender offer in accordance with Section 7(f), the eligible employees who are Plan members in the Plan at the time in question. The Company shall be responsible for determining whether, under the circumstances prevailing at a given time, its fiduciary duty to Plan members and beneficiaries under the Plan and ERISA requires that the Company follow the advice of independent counsel as to the voting and tender or retention of Company Stock.

         (c)      Execution of Purchases and Sales.  To implement transactions
                  --------------------------------
                  regarding investments in Company Stock, including purchases, redemptions and exchanges, the Trustee shall purchase or sell Company Stock on the open market, as the case may be, as soon as practicable on or following the date on which the Trustee receives from the Company in good order all information and documentation necessary to effect such purchase or sale. However, the Trustee may accumulate all like purchases into a single batch and may accumulate all like sales as a result of receiving instructions for redemptions and exchanges out of Company Stock into a single batch, but shall not be required to do so.

                  The Trustee may purchase or sell Company Stock from or to the Company if the purchase or sale is for no more than adequate consideration (within the meaning of Section 3(18) of ERISA) and no commission is charged. To the extent that Company contributions under the Plan are to be invested in Company Stock, the Company may transfer Company Stock to the Trust in lieu of cash. The number of shares so transferred shall be determined by dividing the amount of the contribution by the closing price of Company Stock on any national securities exchange on the trading day immediately preceding the date as of which the contribution is made.

                  The Trustee and the Company may, in an appendix to this
                  Section 7, agree upon such prescribed dates for purchases and sales of Company Stock and such rules and conventions in connection with such purchases and sales as they may find mutually acceptable.

         (d) Securities Law Reports. The Administrator shall be responsible for filing all reports required under federal or state securities laws with respect to the Trust's ownership of Company Stock, including, without limitation, any reports required under Section 13 or 16 of the Securities Exchange Act of 1934, and shall immediately notify the Trustee in writing of any requirement to stop purchases or sales of Company Stock pending the filing of any report. The Trustee shall provide to the Administrator such information on the Trust's ownership of Company Stock as the Administrator may reasonably request in order to comply with federal or state securities laws.

         (e)      Voting.  Notwithstanding any other provision of this
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                  Agreement, the provisions of this Section 7(e)  shall govern the voting of Company Stock. When the issuer of Company Stock files preliminary proxy solicitation materials with the Securities and Exchange Commission, the Company shall cause a copy of all of the materials to simultaneously be sent to the Trustee, and the Trustee shall prepare a voting instruction form based on these materials. At the time of mailing of notice of each annual or special stockholders' meeting of the issuer of Company Stock, the Company shall cause a copy of the notice and all proxy solicitation materials to be sent to each Plan member, together with the foregoing voting instruction form to be returned to the Trustee or its designee. The form shall show the number of full and fractional shares of Company Stock credited to the Plan member's accounts, whether or not vested. For purposes of this Section 7(e), the number of shares of Company Stock deemed credited to a Plan member's accounts shall be determined as of the date of record determined by the Company for which an allocation has been completed and Company Stock has actually been credited to Plan members' accounts. The Company shall provide the Trustee with a copy of materials provided to Plan members and shall certify to the Trustee that the materials have been mailed or otherwise sent to Plan members.

                  Each Plan member shall have the right to direct the Trustee as to the manner in which to vote that number of whole shares of Company Stock credited to his accounts. Such direction shall be communicated in writing or by facsimile or similar means and shall be held in confidence by the Trustee and not divulged to the Company, or an officer or employee thereof, or any other person. Upon its receipt of directions, the Trustee shall vote the whole shares of Company Stock credited to the Plan member's accounts as directed by the Plan member. The Trustee shall vote the fractional shares of Company Stock credited to Plan members' accounts in proportion to how all of the whole shares of Company Stock held in the Plan were voted.

                  Unless there is a proxy contest, or any other corporate matter which involves the voting of shares with respect to the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all of the assets of a trade or business or similar transaction (a "Corporate Event") and a Takeover Committee is appointed and decides to vote, the Trustee shall vote those shares of Company Stock not credited to Plan members' accounts, and those shares of Company Stock credited to the accounts of Plan members for which no voting directions are received, in the same proportion on each issue as it votes those whole shares of Company Stock credited to the Plan members' accounts for which it receives voting direction from Plan members. If there is a Corporate Event and a Takeover Committee is appointed and decides to vote, the Trustee shall vote unallocated shares and shares as to which no voting directions are received as instructed by the Takeover Committee.

         (f)      Tender Offers.  Upon commencement of a tender offer for any
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                  Company Stock, the Company shall notify each Plan member, and use its best efforts to timely distribute or cause to be distributed to Plan members the same information that is distributed to shareholders of the issuer of Company Stock in connection with the tender offer and, after consulting with the Trustee, shall provide a means by which Plan members may direct the Trustee whether or not to tender the whole shares of Company Stock credited to their accounts (whether or not vested). The Company shall provide to the Trustee a copy of any material provided to Plan members and shall certify to the Trustee that the materials have been mailed or otherwise sent to Plan members.

                  Each Plan member shall have the right to direct the Trustee to tender or not to tender some or all of the whole shares of Company Stock credited to his accounts. Such direction shall be communicated in writing or by facsimile or similar means as agreed upon by the Trustee and the Company and shall be held in confidence by the Trustee and not divulged to the Company, or an officer or employee thereof, or any other person. The Trustee shall tender or not tender whole shares of Company Stock held in the accounts of Plan members as directed by the Plan members. The Trustee shall tender or not tender fractional shares of Company Stock held in the accounts of Plan members in proportion to how all of the whole shares of Company Stock held in the Plan are tendered.

         Unless there is a Corporate Event and a Takeover Committee is appointed and decides to make tender decisions, the Trustee shall tender those shares of Company Stock not credited to Plan members' accounts, and those shares of Company Stock credited to the accounts of Plan members for which no tender directions are received, in the same proportion on each issue as it tenders those shares credited to the Plan members' accounts for which it receives tender direction from Plan members. If there is a Corporate Event and a Takeover Committee is appointed and decides to make tender decisions, the Trustee shall tender unallocated shares and shares as to which no tender directions are received as instructed by the Takeover Committee.

                  The Trustee shall credit to each account of the Plan member from which the tendered shares were taken the proceeds received by the Trustee in exchange for the shares of Company Stock tendered from that account. Pending receipt of directions through the Administrator from the Plan member as to the investment of the proceeds of the tendered shares, the Trustee shall invest the proceeds as the Administrator shall direct.

         (g)      General.  With respect to all rights other than the right to
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                  vote, the right to tender, and the right to withdraw shares previously tendered, the Trustee shall follow the directions of the Plan member as to Company Stock credited to his accounts, and if no such directions are received, the directions of the Administrator. The Trustee shall have no duty to solicit directions from Plan members. With respect to all rights other than the right to vote and the right to tender, in the case of Company Stock not credited to Plan members' accounts, the Trustee shall follow the directions of the Administrator. All provisions of this Section 7 shall apply to any securities received as a result of a conversion of Company Stock.

8.       Appointment of Investment Managers.  The Administrator from time to
         ----------------------------------
         time may appoint one or more Investment Managers (as that term is defined in Section 3(38) of ERISA) to manage (including the power to acquire and dispose of) all or any portion or portions of the Trust. The Administrator may enter into such agreements setting forth the terms and conditions of any such appointment as it determines to be appropriate. The Administrator shall retain the right to remove and discharge any Investment Manager. The compensation of such Investment Managers shall be an expense payable in accordance with Section 14.
         The Administrator shall notify the Trustee of the appointment of any Investment Manager by delivering to the Trustee an executed copy of the agreement under which such Investment Manager was appointed together with a written acknowledgment by such Investment Manager that it is:

         (a)      a fiduciary with respect to the Plan,

         (b)      bonded as required by ERISA, and

         (c)      either

                  (i) registered as an investment advisor under the Investment Advisers Act of 1940, or

                  (ii)     a bank as defined in said Act, or

                  (iii) an insurance company qualified to perform investment management services under the laws of more than one state of the United States.

         The Trustee shall be entitled to rely upon such notice until such time as the Administrator shall notify and direct the Trustee in writing that another Investment Manager has been appointed in the place and stead of the first-named Investment Manager, or in the alternative, that the Investment Manager has been removed. In each case where an Investment Manager is appointed, the Administrator shall determine the assets of the Trust to be allocated to the Investment Manager from time to time and shall issue appropriate instructions to the Trustee with respect thereto. The Trustee shall carry out the written instructions of any Investment Manager with respect to the management and investment of the assets then under control of such Investment Manager and shall not incur any liability on account of its compliance with such instructions. Purchase and sale orders may be placed without the intervention of the Trustee and, in such event, the Trustee's sole obligation shall be to make payment for purchased securities and deliver those that have been sold when advised of the transaction. The Trustee shall not incur any liability on account of its failure to exercise any of the powers delegated to any Investment Manager because of the failure of such Investment Manager to give instructions for the management of the assets under the control of such Investment Manager. The Trustee shall be under no duty to question any Investment Manager, nor to review any securities or other property acquired or retained at the direction of any Investment Manager, nor to make any suggestions to any Investment Manager in connection therewith. The Trustee shall have no obligation to vote upon any securities over which the Investment Manager has investment management control unless the Trustee is instructed in writing by the Investment Manager as to the voting of such securities within a reasonable time before the time for voting thereof expires.

         Each Investment Manager shall have the authority to exercise all of the powers of the Trustee hereunder with respect to assets under its control but only to the extent that such powers relate to the investment of such assets.

         Notwithstanding any provision to the contrary elsewhere herein:

         (i) The Administrator may retain and exercise the powers of an Investment Manager with respect to all or any portion or portions of the Trust. The Administrator shall notify the Trustee in writing of any such reservation of powers and the Trustee shall be entitled to rely upon any such notice. In any such event, the Trustee shall carry out the written instructions of the Administrator with respect to the management and investment of the assets then under control of the Administrator and shall not incur any liability on account of its compliance with such instructions. The Trustee shall not incur any liability on account of its failure to exercise any of the powers retained by the Administrator because of the failure of the Administrator to give instructions for the management of the assets under the control of the Administrator. The Trustee shall be under no duty to question the Administrator, nor to review any securities or other property acquired or retained at the direction of the Administrator, nor to make any suggestions to the Administrator in connection therewith; and

(ii) The Company may designate an Investment Manager as a named fiduciary with respect to the management of certain assets of the Trust, in which event such Investment Manager shall have the authority to appoint pursuant to this Section 8 one or more Investment Managers to manage (including the power to acquire and dispose of) all or any portion or portions of such assets, as if such named fiduciary were the Administrator. In such event all of the provisions of this Section 8 shall apply with such named fiduciary substituted for the Administrator.

9.       Stable Value Contracts.  If provided in the Service Agreement, the
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         Administrator or, in the case of an Investment Fund for which an
         Investment Manager has been appointed pursuant to Section 8, the Investment Manager may direct the Trustee to receive and hold or apply assets of the Trust to the purchase of (i) insurance, annuity or other financial contracts issued by insurance companies, banks or other financial institutions ("GICs") or (ii) securities wrapped by benefit responsive wrap contracts issued by insurance companies, banks or other financial institutions ("synthetic GICs"). Any such contracts shall be in the form determined and approved by the Administrator or Investment Manager, as the case may be, and the Trustee shall have no responsibility for the selection of the issuer of any such contract, for negotiating the terms of any such contract, for the administration, monitoring or disposition of any such contract or for any other decision relating to any such contract. In the case of a synthetic GIC, the Trustee shall have no responsibility for selecting or managing the assets which are to be wrapped, for selecting the Investment Manager, if any, with respect to the such assets, for establishing any investment guidelines applicable to such assets or for monitoring or reviewing in any manner such assets, Investment Manager or investment guidelines.

         If such investments are to be made, the Administrator or Investment Manager shall direct the Trustee to execute and deliver such applications and other documents as are necessary to establish record ownership, to value such investments under the method of valuation selected by the Administrator or Investment Manager, and to record or report such values to the Administrator or Investment Manager, in the form and manner agreed to by the Administrator.

         The Administrator or Investment Manager may direct the Trustee to exercise or may exercise directly the powers of contract holder under any GIC or synthetic GIC, and the Trustee shall exercise such powers only upon direction of the Administrator or Investment Manager. The Trustee shall have no authority to act in its own discretion, with respect to the terms, acquisition, valuation, continued holding and/or disposition of any such GIC or synthetic GIC or any asset held thereunder. The Trustee shall be under no duty to question any direction of the Administrator or Investment Manager or to review the form of any such GIC or synthetic GIC or the selection of the issuer thereof, or to make recommendations to the Administrator or Investment Manager or to any issuer with respect to the form of any such GIC or synthetic GIC.

         The Trustee shall be fully protected in acting in accordance with written directions of the Administrator or Investment Manager, and shall be under no liability for any loss of any kind which may result by reason of any action taken or omitted by it in accordance with any direction of the Administrator or Investment Manager, or by reason of inaction in the absence of written directions from the Administrator or Investment Manager. In the event that the Administrator or Investment Manager directs that any monies or property be paid or delivered to the contract holder other than for the benefit of specific individual beneficiaries, the Trustee agrees to accept such monies or property as assets of the Trust subject to all the terms hereof.

         For purposes of this Section 9, traditional forms of individual or group insurance or annuity contracts issued by insurance companies shall be deemed to be GICs.

10.      Powers of Trustee. Subject to the foregoing provisions and limitations,
         -----------------
         the Trustee is authorized and empowered:

         (a) to sell at public auction or by private contract, redeem, convey, transfer, exchange, pledge, or otherwise realize upon, any securities, investments or other property forming a part of the Trust, and for such purposes may execute such instruments and writings and do such things as it shall deem proper;

         (b) to keep any or all securities or other property in the name of some other person, nominee, firm or corporation or in its own name without disclosing its fiduciary capacity, but the books and records of the Trustee shall at all times show that all such securities and other property are part of the Trust;

         (c) except as otherwise provided in Sections 7, 8 and 9 to the extent that the Trustee receives direction from the Administrator or the Plan members, as the case may be, to vote upon any stock, bonds or other securities of any corporation, association or trust at any time comprising the Trust, or otherwise consent to or request any action on the part of such corporation, association or trust, and to give general or special proxies or powers of attorney, with or without power of substitution, and to exercise any conversion privileges, subscription rights or other options, to participate in reorganizations, recapitalizations, consolidations, mergers and similar transactions with respect to such securities; to deposit such stocks or other securities in any voting trust, or with any protective or like committee, or with a trustee, or with depositories designated thereby; and generally to exercise any of the powers of an owner with respect to stocks or other securities or property comprising the Trust which the Trustee deems to be for the best interests of the Trust. The Trustee will not vote such stock or other securities as to which it receives no written directions;

         (d) when instructed or directed by the Administrator, to borrow money for the purposes of this Trust in such amounts and upon such terms and conditions as the Administrator, in its discretion, may approve, and for any amount so borrowed to issue the promissory note of the Trustee and to secure the repayment thereof by pledge, mortgage, or hypothecation of all or any part of the property of the Trust, and no person loaning money to the Trustee shall be bound to see to the application of the money loaned or to inquire into the validity of any such borrowing;

         (e) to make, execute, acknowledge and deliver any and all instruments that it shall deem necessary or appropriate to carry out the powers herein granted;

         (f) to manage, administer, operate, lease for any number of years, develop, improve, repair, alter, demolish, mortgage, pledge, grant options with respect to, or otherwise deal with any real property or interest therein at any time held by it, and to cause to be formed a corporation or trust to hold title to any such real property with the aforesaid powers, all upon such terms and conditions as may be deemed advisable;

         (g) to renew or extend or participate in the renewal or extension of any mortgage, upon such terms as may be deemed advisable, and to agree to a reduction in the rate of interest on any mortgage or to any other modification or change in the terms of any mortgage or of any guarantee pertaining thereto, in any manner and to any extent that may be deemed advisable for the protection of the Trust or the preservation of the value of the investment, to waive any default whether in the performance of any covenant or condition of any mortgage or in the performance of any guarantee, or to enforce any such default in such manner and to such extent as may be deemed advisable, to exercise and enforce any and all rights of foreclosure, to bid in property on foreclosure, to take a deed in lieu of foreclosure with or without paying a consideration therefor and in connection therewith to release the obligation on the bond secured by such mortgage; and to exercise and enforce in any action, suit or proceedings at law or in equity any rights or remedies in respect to any such mortgage or guarantee;

         (h) upon express direction by the Administrator or the Investment Manager, as the case may be, to transfer all or part of the assets of the Trust in accordance with such investment instructions, without restriction, to investments authorized for fiduciaries, including without limitation any common, collective or commingled trust fund maintained by the Trustee (or any other such fund acceptable to the Trustee) that qualifies for exemption from federal income tax pursuant to Revenue Ruling 81-100. Any investment in, and any terms and conditions of, any such common, collective or commingled trust fund available only to employee trusts which meet the requirements of the Code, or corresponding provisions of subsequent income tax laws of the United States, shall constitute an integral part of this Agreement;

         (i) when instructed or directed by the Administrator, to settle, compromise or submit to arbitration any claims, debts, or damages, due or owing to or from the Trust, to commence or defend suits or legal proceedings and to represent the Trust in all suits or legal proceedings in any court of law or before any other body or tribunal; provided, however, that the Trustee shall have no obligation to take any legal action for the benefit of the Trust unless it shall have first been indemnified for all expenses in connection therewith, including counsel fees;

         (j) if applicable, to lend to Plan members such amount or amounts, and upon such terms and conditions, as the Administrator may direct in accordance with the provisions of the Plan;

         (k) to employ such agents, consultants, custodians, depositories, advisors, and legal counsel as may be reasonably necessary or desirable in the Trustee's judgment in managing and protecting the Trust and, subject to the provisions of Section 14, to pay them reasonable compensation out of the Trust;

         (l) to cause any securities or other property which may at any time form a part of the Trust to be issued, held or registered in the individual name of the Trustee, or in the name of its nominee (including any custodian employed by the Trustee, any nominee of such a custodian, and any depository, clearing corporation or other similar system), or in such form that title will pass by delivery;

         (m) to transfer any assets of the Trust to a custodian or sub-custodian employed by the Trustee;

         (n) to pay any of the following expenses or liabilities incurred by the Plan: interest; taxes; transfer fees; and management, accounting, transfer agent and legal fees, including the Trustee's fee and operating expenses of the Plan; and

         (o) to do all other acts in its judgment necessary or desirable for the proper administration of the Trust in accordance with the provisions of the Plan and this Agreement, although the power to do such acts is not specifically set forth herein.

         No person dealing with the Trustee shall be required to take any notice of this Agreement, but all persons so dealing shall be protected in treating the Trustee as the absolute owner with full power of disposition of all the monies, securities and other property of the Trust, and all persons dealing with the Trustee are released from inquiry into the decision or authority of the Trustee and from seeing to the application of monies, securities or other property paid or delivered to the Trustee.

11.      Liquidation of Assets.  Upon termination of the Trust as provided
         ---------------------
         herein, the Trustee shall not be required to make any payments hereunder until it has received such documentation as it shall consider necessary to establish that the termination complies with applicable law, or to make any payments in excess of the net realizable value of the assets of the Trust at the time of such payment. The Trustee shall not be required to make any payments in cash unless there shall be in the Trust at the time an amount of cash sufficient for the purpose. In case of a deficiency in cash, the Trustee shall take such action as to the disposition of securities or other property forming a part of the Trust as will provide the amount of cash for such payments. The Trustee shall not be required to make any payment in cash until the Administrator has provided direction as to the assets to be converted to cash for the purpose of making such payment.

12.      Direction by Company or Administrator.  The Company shall certify to
         -------------------------------------
         the Trustee the names and specimen signatures of the Administrator.
         The Company shall give prompt notice to the Trustee of changes in the Administrator, and until such notice is received by the Trustee, the Trustee shall be fully protected in assuming that the Administrator is unchanged and in acting accordingly. The Administrator may certify to the Trustee the names of persons authorized to act for it in relation to the Trustee and may designate a person, corporation or other entity, whether or not affiliated with the Company, to so act. Whenever the Trustee is required or authorized to take any action hereunder pursuant to any written direction or determination of the Company or the Administrator, such direction or determination shall be sufficient protection to the Trustee if contained in a writing signed by any one or more of the persons authorized to execute documents on behalf of the Company or the Administrator, as the case may be, pursuant to the Plan. The Trustee shall act, and shall be fully protected in acting, in accordance with such orders, requests and instructions of the Company or the Administrator. By such a writing the Company or the Administrator, as the case may be, may ratify, approve or confirm any action taken by the Trustee, and upon such ratification, approval or confirmation the Trustee shall be protected as though authorization or determination by the Company or the Administrator had preceded such action. In the absence of direction by the Company or the Administrator as to any matter provided in this Agreement or the Plan, the Trustee may in its discretion take such action as it deems fit and proper with respect thereto after reasonable attempts to secure Company or Administrator direction, provided, however, that the Trustee shall not be obligated to take any such action. The Trustee may deliver documents to the Company or the Administrator by delivering the same, or by mailing the same, postage prepaid, addressed to the Company or the Administrator, as the case may be, at its principal place of business.

13.      Records and Accounting.  The Trustee shall keep adequate and accurate
         ----------------------
         accounts of investments, receipts, disbursements and other transactions hereunder, and all accounts, books and records relating thereto shall be open at all reasonable times to inspection and audit by the Administrator and its authorized representatives. The Trustee shall render to the Company and the Administrator in writing, at least once each twelve (12) months and at such times as required by the Plan and, in any event, within ninety (90) days after its removal or resignation as provided in Section 16 hereof, accounts of its transactions under this Agreement, and the Administrator may approve such accounts of the Trustee by an instrument in writing delivered to the Trustee. In the absence of the filing in writing with the Trustee by the Administrator of exceptions or objections to any such account within six years after the receipt thereof, the Administrator shall be deemed to have approved such account; and in such case, or upon the written approval of the Administrator of any such account, the Trustee, to the extent permitted by applicable law, shall be released, relieved and discharged with respect to all matters and things set forth in such account. The Trustee shall from time to time make such other reports and furnish such other information concerning the Trust (including valuations of each Investment Fund established pursuant to Section 6) to the Administrator as the Administrator may reasonably request or as may be required by the Plan. The Administrator shall arrange for each Investment Manager appointed pursuant to Section 8, and each insurance company, bank or other financial institution issuing contracts held by the Trustee pursuant to Section 9, to furnish the Trustee with such valuations and reports as are necessary to enable the Trustee to fulfill its obligations under this Section 13, and the Trustee shall be fully protected in relying upon such valuations and reports. In any proceeding instituted by the Trustee, the Company or the Administrator or all of them with respect to any account of the Trustee, only the Company, the Administrator and the Trustee shall be necessary parties.

14.      Trustee's Compensation and Expenses.  The Trustee shall be paid such
         -----------------------------------
         reasonable compensation as provided in the Fee Schedule attached to this Agreement. The compensation of the Trustee and any reasonable expenses which are authorized and referenced herein, including reasonable attorneys' fees and the cost of any bond, surety or other security which may be required of the Trustee by ERISA, incurred by the Trustee in the performance of its duties, and all other proper charges and disbursements of the Trustee may be paid by the Company within thirty (30) days after so billed, and will automatically be deducted from the Trust if, upon the expiration of thirty (30) days, such fees are not separately paid by the Company. With respect to any expenses not referenced herein, the Trustee shall promptly notify the Company of the need for such expenses and shall request authorization from the Company to incur such expenses and receive reimbursement thereof in the manner described above. Notwithstanding the foregoing, if it is not reasonably possible for the Trustee to notify the Company prior to incurring any expenses not referenced herein, the Trustee is hereby authorized to incur such expenses and request reimbursement thereof, in accordance with the procedures set forth in this section, provided that the Trustee notifies the Company of the incurrance of such expenses as soon as reasonably practicable thereafter. All expenses (including taxes pursuant to Section 22) of the Trust, other than those expenses which are paid by the Company, which are allocable to an Investment Fund established pursuant to Section 6 shall be charged to such Investment Fund. All such expenses which are not so allocable shall be charged against each of the Investment Funds in the same proportion as the value of the assets held in such Investment Fund bears to the value of the total assets held in all of the Investment Funds. Any account maintenance or administration fees applicable to any Plan member's account which are not paid hereunder by the Company shall be charged against the interest of the Plan member and, in the case of a loan of a Plan member, if applicable, all expenses (including taxes pursuant to Section 22) of the Trust, other than those expenses which are paid by the Company, which are allocable to such loan, shall be charged against the interest of such Plan member under the Plan.

15.      Litigation Involving Trust Assets.  If any asset of the Trust is, or
         ---------------------------------
         while this Agreement is in effect becomes, subject to any claims or litigation (other than a routine claim for benefits brought by a Participant or Beneficiary against the Trust generally or a claim by the Company or the Administrator against the Trustee), the Administrator shall direct the Trustee to execute and deliver on behalf of the Trust such forms, pleadings, agreements or other documents necessary to the prosecution or defense of such claims or litigation. The Trustee shall have no authority to act on its own discretion with respect to such claim or litigation and shall have no duty to question any direction of the Administrator relating thereto. Except as may otherwise be provided under ERISA, the Trustee shall be fully protected in acting in accordance with written directions of the Administrator, and shall be under no liability for any loss of any kind which may result by reason of any action taken or omitted by it in accordance with any direction of the Administrator, or by reason of inaction in the absence of written directions from the Administrator. The Trustee's retention of counsel in order to monitor the progress of such claim or litigation (including, but not limited to, review of all pertinent documents), shall be separate from the counsel representing the Company or any other party in respect of such claim or litigation. The cost of such counsel shall be an expense of the Trust and shall be charged to the Trust as provided in Section 14 unless paid by the Company.

16.      Resignation or Removal of Trustee.  The Trustee may resign at any time
         ---------------------------------
         upon one hundred and twenty (120) days' written notice to the Company, and the Company may remove the Trustee at any time upon one hundred and twenty (120) days' written notice to the Trustee; provided, however, that the parties may by written instrument waive such notice. The Trustee reserves the right at any time to resign immediately if the Company transfers the Plan's administration to a recordkeeper other than the recordkeeper designated in the Service Agreement, without the Trustee's prior written consent, by delivering to the Company a notice of resignation certified by the Trustee. The Trustee further reserves the right at any time to resign immediately by delivering to the Company a notice of resignation certified by the Trustee if the assets of the Trust are not invested in investment products which are sponsored, underwritten or managed by affiliates of the Trustee, unless the Service Agreement allows such other products. If the Trustee shall resign, be removed or for any other reason cease to be Trustee, the Company shall appoint a successor Trustee or Trustees to whom the Trustee, upon receipt of acceptance by such successor, shall promptly deliver all of the assets of the Trust less any unpaid fees or expenses. Subject to the foregoing provisions, any resignation or removal of the Trustee or appointment of a new Trustee shall be by instrument in writing and shall become effective on the date therein specified. Any successor Trustee shall have the same powers and duties as the succeeded Trustee, subject to such changes as the Company may then determine. Upon request of such successor Trustee or Trustees, the Company and the Trustee ceasing to act shall execute and deliver such instruments of conveyance and further assurance and do such things as may reasonably be required for more fully and certainly vesting and confirming in such successor Trustee or Trustees all the right, title and interest of the retiring Trustee in and to the assets of the Trust. The Trustee is authorized, however, to reserve such sums of money as may be reasonable for payment of its compensation and expenses (including legal fees) in connection with the settlement of its account or otherwise, and any balance of such reserve remaining after payment of such compensation and expenses shall be promptly paid over to the successor Trustee or Trustees.

17.      Duties of Trustee.  The Trustee shall discharge its duties with respect
         -----------------
         to the Trust solely in the interests of the Plan members and their beneficiaries and with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims. The duties of the Trustee shall be only those specifically undertaken by the Trustee pursuant to this Trust Agreement. Otherwise, the Trustee shall have no responsibility for the administration of the Plan (including, but not limited to, the determination of Plan participation rights of employees of the Company, the determination of benefits of members of the Plan and the maintenance of individual accounts of members of the Plan). Except as otherwise provided by ERISA, in no event shall the Trustee be responsible for any act or omission of any other fiduciary of the Plan. The Trustee shall have no liability for the acts or omissions of any predecessors and successors in office.

18.      Indemnification.  The Company hereby agrees to indemnify and hold
         ---------------
         harmless the Trustee from and against any losses, damages, liabilities, claims, costs or expenses (including attorneys' fees) which the Trustee may incur by reason of this Trust Agreement, (including, without limitation, by reason of the Trustee's making benefit payments pursuant to fraudulent or unauthorized instructions) excepting only losses, damages, liabilities, claims, costs or expenses arising from the Trustee's negligence, willful misconduct, breach of this Agreement or violation of the Code, ERISA, other applicable federal law or Massachusetts law. A waiver by the Trustee of any signature guarantee requirement relating to the investments held hereunder, or the provision of services through the Internet or other electronic means, shall not, in and of itself, be construed as negligence or willful misconduct on the part of the Trustee. The Trustee shall indemnify and hold harmless the Company from and against any losses, damages, liabilities, claims, costs or expenses (including attorneys' fees) which the Company may incur by reason of the Trustee's negligence, willful misconduct, breach of this Agreement or violation of the Code, ERISA, other applicable federal law or Massachusetts law. The provisions of this Section 18 shall survive the termination of this Agreement.

19.      Amendment or Termination.  The Company reserves the right at any time
         ------------------------
         and from time to time to amend, in whole or in part, any or all of the provisions of, or to terminate, this Agreement by delivering to the Trustee a copy of an amendment or a notice of termination certified by an officer of the Company; provided, that no such amendment which affects the rights, duties or responsibilities of the Trustee may be made without its consent, and provided further that no such amendment shall authorize or permit any part of the corpus or income of the Trust to be used for or diverted to purposes other than those set forth in Section 3. Any such amendment shall be effective upon delivery to the Trustee unless a different effective date is specifically stated and any such amendment may be made retroactively as shall be permitted under applicable law. Upon termination of this Agreement, the Trustee, upon direction of the Administrator shall liquidate the Trust to the extent required for distribution and, after the final account of the Trustee has been approved and settled, shall distribute the balance of the Trust remaining in its hands as directed by the Administrator or in the absence of such direction, as may be directed by a judgment or decree of a court of competent jurisdiction. Following any such termination the powers of the Trustee hereunder shall continue as long as any of the assets of the Trust remain in its hands, but only as to those assets which during such time remain in the Trust.

20.      Additional Participating Companies.  Any affiliate or subsidiary of the
         ----------------------------------
         Company may, with the consent of the Company, become a participating employer by action of the board of directors of such affiliate or subsidiary to adopt the Trust as a trust for the benefit of its employees. Each such additional participating employer shall be deemed the "Company" hereunder and shall have and exercise all the rights, powers, and duties thereof with respect to the Trust as applied to itself and its employees and that part of the Trust which represents the interest of members employed by it; provided, however, that each such additional participating employer hereby delegates all such rights, powers, and duties, including amendment or termination of the Trust, to The Fairchild Corporation acting alone, except as such additional participating employer may exercise the same for itself with the written approval of The Fairchild Corporation provided to the Trustee.

21.      Spendthrift Provision.  Except as otherwise provided in the Plan, to
         ---------------------
         the maximum extent permitted by law, beneficial interests in the Trust of members under the Plan shall not be assignable nor subject to alienation, sale, transfer, pledge, encumbrance, mortgage, attachment, execution, levy or receivership, nor shall they pass to any trustee in bankruptcy or be reached or applied by any legal process for the payment of any obligations of any such person; provided, however, that nothing herein shall prevent a member from assigning his interest in the Trust as security for the repayment of any loan made to him from the Trust pursuant to the Plan, and further provided that nothing herein shall prevent the Trustee from making payments, as directed by the Administrator, in accordance with a Qualified Domestic Relations Order, as that term is defined in Section 414(p) of the Code. Any attempt at any other assignment, alienation, sale, transfer, pledge, encumbrance, mortgage, attachment, execution or levy shall be void and unenforceable.

22.      Payment of Taxes.  The Trustee may pay out of the Trust (or the
         ----------------
         appropriate Investment Fund or Funds) any and all taxes of any and all kinds, including without limitation property taxes and income taxes levied or assessed under existing or future laws upon or in respect of the Trust or any monies, securities or other property forming a part thereof or the income therefrom subject to the terms of any agreements or contracts made with respect to trust investments which make other provision for such tax payments. The Trustee may assume that any taxes assessed on or in respect of the Trust or its income are lawfully assessed unless the Administrator shall in writing advise the Trustee that in the opinion of counsel for the Company such taxes are or may be unlawfully assessed. In the event that the Administrator shall so advise the Trustee, the Trustee will, if so requested in writing by the Administrator contest the validity of such taxes in any manner deemed appropriate by the Company or its counsel but at the expense of the Trust; or the Company may contest the validity of any such taxes at the expense of the Trust and in the name of the Trustee; and the Trustee agrees to execute all documents, instruments, claims, and petitions necessary or advisable in the opinion of the Company or its counsel for the refund, abatement, reduction or elimination of any such taxes. At the direction of the Administrator, the Trustee shall collect all income tax to be withheld from any benefit payments from the Trust and shall report and pay over such taxes to the Internal Revenue Service and any applicable state taxing authorities, except for payments made directly by an insurer to a Plan member or beneficiary under an annuity or insurance contract, if applicable.

23. Successor to Company or Trustee. Any successor to all or a major part of the business of the Trustee, by whatever form or manner resulting, shall succeed to all the rights, powers and duties hereunder of the Trustee. The Trustee shall timely notify the Company of any such successor not under common control with Putnam. Any successor to all or a major part of the business of the Company, by whatever form or manner resulting, may continue the Plan and Trust by executing any required amendments thereto, and thereupon such successor shall succeed to all the rights, powers and duties hereunder of the Company.

24. Construction. In any question of interpretation or other matter of doubt, the Trustee, the Administrator and the Company may rely upon the opinion of counsel for the Company or any other attorney at law designated by the Company with the approval of the Trustee. The provisions of this Agreement shall be construed, administered and enforced according to the laws of the United States and, to the extent permitted by such laws, by the laws of The Commonwealth of Massachusetts. All contributions to the Trust shall be deemed to be made in The Commonwealth of Massachusetts.

25. Impossibility of Performance. In case it becomes impossible for the Company, the Administrator or the Trustee to perform any act under this Agreement, that act shall be performed which in the judgment of the Administrator will most nearly carry out the intent and purpose of the Plan and Trust. All parties to this Agreement or in any way interested in the Trust shall be bound by any acts performed under such condition.

26.      Definition of Words.  Feminine or neuter pronouns shall be substituted
         -------------------
         for those of the masculine form, and the plural shall be substituted for the singular, in any place or places herein where the context may require such substitution or substitutions.

27.      Titles.  The titles of Sections are included only for convenience and
         ------
         shall not be construed as part of this Agreement or in any respect affecting or modifying its provisions.

28.      Notice of Plan Amendment.  Notices to Putnam Fiduciary Trust Company
         ------------------------
         regarding Plan amendments should be addressed to:

         Cynthia O. Parr
         Senior Vice President/Senior Counsel
         Putnam Fiduciary Trust Company
         One Post Office Square
         Boston, MA  02109

29.      Execution of Agreement.  This Agreement may be executed in any number
         ----------------------
         of counterparts and each fully executed counterpart shall be deemed an original.

IN WITNESS WHEREOF these presents have been signed and sealed for and in behalf of the Company and the Trustee by their duly authorized officers as of the ___28th____ day of _______January______________, 2000_____.

                            the fairchild corporation


Marla DeCrisco                                By:   /s/ John L. Flynn
---------------                                     -----------------
Witness                                       Title: Senior Vice President, Tax


                                              PUTNAM FIDUCIARY TRUST COMPANY


                                              By: /s/ Tina Campbell
Lori Serghilli
Witness                                       Title: Vice President
             savings plan for employees of the fairchild corporation
                          TRUST AGREEMENT FEE SCHEDULE


The following services associated with the Trust Agreement are subject to the fees specified below. The Company agrees to pay the Trustee fees and expenses as follows:

1.       Trust Distributions:

         This fee is waived.

2.       Trustee Services:

         The annual fee is waived for trustee services provided by Putnam Fiduciary Trust Company on those assets of the Trust which are Outside Assets, except for Company Stock.

         The Company agrees to pay the Trustee for trustee services provided by Putnam Fiduciary Trust Company for Company Stock held in the Trust as follows:

         .05% on stock up to $50 Million .025% on stock from $50 to $100 Million .01% on stock over $100 Million

         Fees for Trustee services will be billed quarterly based upon the value of the assets as determined on the last business day of each month (not applicable for flat fees).

3.       Company Stock:

         $18.00 per stock certificate issued. This fee includes the preparation and mailing of IRS Form 1099-R.

         Maximum of $.03 per share, with $5.00 minimum per trade settlement of buy and sell trades in Company Stock.

         $.50 per Participant for proxy solicitation cost plus out of pocket expenses.